Crown Cork & Seal Company, Inc.

                                                                     Exhibit 12

                Computation of Ratio of Earnings to Fixed Charges

                                                                  Twelve months
                                                                     ended
                                                                  December 31,
                                                                       1996
                                                                 --------------

Computation of Earnings

Pre-tax income from continuing operations                           $431.0

Adjustments to income:

         Add: Distributed income from less than
                     50% owned companies                               7.3

         Add: Portion of rental expense representative
                     of interest expense                               4.3

         Add: Interest incurred, net of amounts
                     capitalized                                     328.2

         Add: Amortization of interest previously
                     capitalized                                       2.6

         Add: Amortization of debt issue costs and discount
                     or premium on indebtedness                         .8
                                                                    ------

                     Earnings                                       $774.2
                                                                    ======

Computation of Fixed Charges

Interest incurred                                                   $335.9

Amortization of debt issue costs and discount
         or premium on indebtedness                                     .8

Portion of rental expense representative
         of interest expense                                           4.3

Preferred stock dividend requirements                                 28.8
                                                                    ------

                     Fixed Charges                                  $369.8
                                                                    ======

Ratio of Earnings to Fixed Charges                                     2.1x